Exhibit 99.13
     Execution Copy
UNIT PURCHASE AGREEMENT
     THIS UNIT PURCHASE AGREEMENT (this “Agreement”) is made as of June 29, 2007, between DelStaff, LLC, a Delaware limited liability company (the “Company”) and D.E. Shaw Laminar Portfolios, L.L.C., a Delaware limited liability company (together with its successors and assigns, the “Purchaser”).
     1. Authorization and Closing.
          1.1. Authorization of the Units. The Company shall authorize the issuance and sale to the Purchaser of an aggregate of 1,575,000 Class A Units of the Company (the “Units”) having the rights and preferences set forth in the Company’s Amended and Restated Limited Liability Company Agreement, dated as of the date hereof (as amended from time to time, the “LLC Agreement”).
          1.2 Purchase and Sale of the Units. On the date hereof (the “Closing”), the Company shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company, an aggregate of 1,575,000 Units at a price of $1.00 per unit, for an aggregate purchase price of $1,575,000 by wire transfer of immediately available funds to the account designated by the Company. Purchaser acknowledges that Purchaser has received this Agreement, that certain Letter Agreement by and among H.I.G. Capital L.L.C., the Purchaser and other parties named therein, dated as of the date hereof (the “Letter Agreement”) and a copy of the LLC Agreement (together with the Letter Agreement, each as amended from time to time, the “Related Agreements”). The number of Units and purchase price to be issued to, and paid by, the Purchaser are set forth on Exhibit A attached hereto. The Closing of the purchase and sale of the Units shall take place at the offices of Greenberg Traurig, LLP, 77 West Wacker Drive, Chicago, Illinois 60601 at 10:00 a.m. on the date hereof. At the Closing, the Company shall cause Schedule A to the LLC Agreement to be amended to reflect the Units to be purchased by the Purchaser, upon payment of the applicable purchase price therefor. The LLC Agreement, to which the Purchaser is a party, and the Related Agreements shall govern in all respects the Purchaser’s rights and obligations with respect to the Units.
     2. Transfer of Units; LLC Agreement.
          2.1 Contemporaneously with the Closing, the Purchaser shall execute a counterpart to the LLC Agreement.
          2.2 The Purchaser shall sell, pledge, assign or transfer all or any part of the Units purchased hereunder only in accordance with the transfer restrictions provided in the LLC Agreement.
     3. Representations and Warranties of Purchaser. Subject to the terms and conditions set forth herein, Purchaser hereby represents and warrants to the Company, as of the date hereof and the time of the Closing, that:
          3.1 Organization and Good Standing. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite power and authority to enter into and perform its obligations under the terms of this Agreement.
          3.2 Authorization; No Conflicts; Binding Obligations. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of the transactions contemplated herein, have been duly authorized and approved by all requisite action. The execution and delivery by

Purchaser of this Agreement, the performance by Purchaser of the transactions contemplated herein, and compliance by Purchaser with the provisions hereof, do not and will not conflict or be inconsistent with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, or result in any adjustment or creation of any rights under, the organizational documents of Purchaser, or any statute, law, rule or regulation or any order, judgment, decree, indenture, mortgage, deed of trust, lease, covenant or other agreement or instrument to which the Purchaser is a party or to which any of its properties is subject. Upon execution, this Agreement will be a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights generally and by the availability of injunctive relief, specific performance and other equitable remedies.
          3.3 Investment Intent. The Purchaser hereby represents and warrants to the Company that the Purchaser is acquiring the Units solely for investment, for its own account and not with a view to resale or redistribution in violation of applicable securities laws and that it is an “accredited investor” and a sophisticated investor for purposes of applicable U.S. federal and state securities laws and regulations. The Purchaser understands that the Units may not be resold (i) without complying with all securities laws that are applicable in the relevant jurisdiction, and (ii) in connection with any proposed sale to a U.S. Person without registration under the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time (the “Securities Act”), or pursuant to an exemption therefrom. The Purchaser agrees that the Purchaser will not sell or otherwise transfer the Units unless permitted under applicable securities laws or unless they are registered under the Securities Act or unless an exemption from registration thereunder is available, as applicable.
     4. Representations and Warranties of the Company. Subject to the terms and conditions set forth herein, the Company hereby represents and warrants to Purchaser as of the date hereof and as of the Closing, as follows:
          4.1 Organization and Good Standing. The Company is a corporation duly organized,validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and lease its property, to conduct its business as presently conducted and to enter into and perform its obligations under the terms of this Agreement.
          4.2 Authorization; No Conflicts; Binding Obligations. The execution and delivery by the Company of this Agreement and the Related Agreements, and the performance by the Company of the transactions contemplated herein, have been duly authorized and approved by all requisite action. The execution and delivery by the Company of this Agreement and the Related Agreements, the performance by the Company of the transactions contemplated herein and therein, and compliance by the Company with the provisions hereof, do not and will not conflict or be inconsistent with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, or result in any adjustment or creation of any rights under,the organizational documents of the Company, or any statute, law, rule or regulation or any order,judgment, decree, indenture, mortgage, deed of trust, lease, covenant or other agreement or instrument to which the Company is a party. Upon execution, this Agreement and the Related Agreements will each be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
          4.3 Capitalization. As of immediately after the Closing, the Company shall have issued and outstanding the securities set forth on Schedule A to the LLC Agreement, as revised as of the date hereof, a copy of which has been delivered to the Purchaser on the date hereof. The Schedule sets forth a capitalization table of the Company on a post-closing, fully-diluted basis, assuming the purchase and sale of the Units hereunder. Such capitalization table identifies by name and number of securities owned, each Member and other holder of the Company’s outstanding securities. Except as may be granted pursuant to this Agreement and the LLC Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights, rights of first refusal and phantom stock rights), proxy, voting, transfer restriction or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.
          4.4 Valid Issuance; Securities Laws. The rights, preferences and privileges of the Units are as stated in the LLC Agreement. When issued in compliance with the provisions of this Agreement, the Units will be (i) validly issued, fully paid and nonassessable (ii) assuming the accuracy of Purchaser’s representations and warranties in Section 3 hereof, issued in compliance with applicable federal and state securities laws and will be exempt from registration requirement of the Acts and (iii) free of any liens; provided, however, that the Units may be subject to restrictions on transfer under state and/or federal securities laws and the LLC Agreement. All issued and outstanding equity interests of the Company (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii)were issued in accordance with all applicable securities laws, including, without limitation, the registration requirements of the Securities Act of 1933, and applicable state securities laws (such state securities laws, together with the Securities Act, the “Acts”) or pursuant to an exemption from such registration requirements. The rights, preferences and privileges of the Units are as stated in the LLC Agreement. All issued and outstanding equity interests of the Company (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in accordance with all applicable securities laws, including, without limitation the registration requirements of the Acts or pursuant to an exemption from such requirements.
          4.5 Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, nor is the Company directly or indirectly controlled by or acting on behalf of any Person which is an “investment company.”
          4.6 Subsidiaries. The Company does not have any subsidiaries. Prior to the consummation of the transactions contemplated by the Related Agreements, the Company is not a participant in any joint venture.
          4.7 Litigation. To the knowledge of the Company, there is no litigation, arbitration,mediation or proceeding or investigation pending or threatened against the Company which may call into question the validity or hinder the enforceability of this Agreement or the transactions contemplated hereby. The Company is not a party or subject to the provisions of any order, writ, injunction, judgmentor decree of any court or governmental authority. There is no action or suit by the Company pending or threatened against others.
     5.  Miscellaneous.
          5.1 Controlling Law. This Agreement and all questions relating to its validity,interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles.
          5.2 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, sent by facsimile during normal business hours (or if not the following business day), two days following the day when deposited with an overnight courier service, such as Federal Express, for delivery to the intended addressee or two days following the day when deposited in the United States mails, first class postage prepaid, at the following addresses:
If to the Company:
DelStaff, LLC
c/o H.I.G. Capital, L.L.C.
811 Boylston Avenue, llth Floor
Boston, MA 02116
Telephone: (617) 262-8455
Telecopy: (617) 262-1505
Attn:  John Black
           Michael Phillips
with copies to (which shall not constitute notice):
Greenberg Traurig, LLP
77 West Wacker Drive
Chicago, Illinois 60601
Attention: Paul Quinn
Fax: (312)899-0333
if to Purchaser:
D. E. Shaw Laminar Portfolios, L.L.C.
c/o D. E. Shaw & Co., L.P.
120 West 45th Street, 39th Floor
New York, NY 10036
Telephone No.: (713) 292-5404
Telecopier No.: (713) 292-5454
Attention: Ms. Debbie Blank
with a copy to (which shall not constitute notice):
Moore & Van Allen PLLC
100 North Tryon Street, 47th Floor
Charlotte, NC 28202
Attention: Mr. John S. Chinuntdet
Facsimile: (704) 378-1950
          Any person may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.
          5.3 Binding Nature of Agreement: No Assignment; Amendments. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights under this Agreement without the prior written consent of the other parties hereto, except that the Purchaser may assign this Agreement to any Permitted Transferee or pursuant to an Exempt Transfer, in each case, in accordance with and as defined in the LLC Agreement. This Agreement may not be amended, modified or supplemented except by a written instrument executed by the Company and the Purchaser.
          5.4 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
          5.5 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any provision or provisions may be invalid or unenforceable in whole or in part.
          5.6 Paragraph Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.
          5.7 Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.
          5.8 Delivery by Facsimile. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
* * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

COMPANY: DELSTAFF, LLC
By:	/s/ Michael Phillips
	Name:	Michael Phillips
	Title:	Manager

Signature Page to Class A Units Securities Purchase Agreement
Delstaff, LLC
June 2007

PURCHASER: D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.
By:	/s/ Daniel Posner
	Name:	Daniel Posner
	Title:	Authorized Signatory

Signature Page to Class A Units Securities Purchase Agreement
Delstaff, LLC
June 2007

Exhibit A

	Class A Units to be
Purchaser	Purchased	Purchase Price
D.E. SHAW LAMINAR PORTFOLIOS, L.L.C.	1,575,000	$1,575,000
TOTAL	1,575,000	$1,575,000